Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Fourth Quarter and Full Year 2020 Results; Final Investment Decision on “Fast LNG” Solution; Dividend of $0.10 per Class A common share

March 15, 2021

NEW YORK -- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the fourth quarter and full year ending December 31, 2020. NFE also announced today that its Board of Directors has declared a first quarter 2021 common stock dividend of $0.10 per Class A common share.

Business Highlights

●	Announced 3 separate transactions for $5.1bn enterprise value
o
Acquiring Hygo Energy Transition Ltd., which includes Brazil’s largest thermal power plant and 3 Operational(1) or In Development(2) terminals. These terminals are expected to be Operational within 12 months.

o
Acquiring Golar LNG Partners LP, which includes stable, contracted cash flows from 13 vessels. Once released from current contracts, these vessels will serve as NFE’s logistics backbone for terminal operations.

o	Developing Suape Terminal – NFE acquired 288 MW of PPAs and is developing a terminal at the port of Suape that has material growth prospects and access to the TAG pipeline market.
o	Transactions would bring NFE’s total Operational or In Development terminals from five to nine.
●	Our projects in Mexico and Nicaragua are expected to be Operational in Q2 2021
o	We were awarded a supply contract by CFE to supply ~250k gallons per day (“GPD”) of LNG replacing their high cost diesel; first gas is expected in Q2 2021.
o	We are finalizing a framework agreement for a terminal in Southeast Asia that is expected to begin operations in 2H 2021.
●	Developing long-term fixed price LNG supply
o	Acquiring 50% of the common units of Golar Hilli LLC, the disponent owner of the 2.4 MTPA floating liquefier, Hilli, through the GMLP acquisition.
o	Announcing FID(3) on floating liquefaction solution (“Fast LNG”) that is expected to be Operational by end of 2022.
●	Significant volume growth – over 5.1 million GPD Committed(4) with over 15 million GPD of In Discussion Volumes(5)
●	Our Board of Directors approved a dividend of $0.10 per share, with a record date of March 26, 2021 and a payment date of March 31, 2021

Fast LNG

NFE announced that it has made a final investment decision (“FID”) on an innovative “Fast LNG” 1.4 million tonnes per annum capacity modular liquefaction facility to provide a low-cost supply of liquefied natural gas for its growing customer base. The “Fast LNG” design pairs the latest advancements in modular, midsize liquefaction technology with jack up rigs or similar floating infrastructure to enable a much lower cost and faster deployment schedule than today’s floating liquefaction vessels. A permanently moored FSU will serve as an LNG storage facility alongside the floating liquefaction infrastructure, which can be deployed anywhere there is abundant and stranded natural gas.

“Our innovative Fast LNG liquefiers should allow us to produce LNG between an expected $3-4 MMBtu for our growing portfolio of terminals around the world,” said NFE CEO and Chairman Wes Edens. “This technology can be installed quickly and cheaply to access stranded, low-cost natural gas at a fixed price to meet the global demand for more affordable, reliable and cleaner energy. Alongside our terrific partners, we look forward to deploying one of the world’s lowest-cost LNG production facilities by 2022.”

NFE has issued a limited notice to proceed to Fluor (NYSE:FLR), Chart Industries Inc. (NASDAQ:GTLS) and Baker Hughes Company (NYSE:BHGE) for the construction of the first “Fast LNG” project, which is anticipated to become Operational in an estimated 20 months.

Financial Highlights
	For the three months ended,
	September 30,	December 31,
(in millions, except Average Volumes)	2020	2020
Revenues	$136.9	$145.7
Net Loss	$(36.7)	$(0.5)
Operating Margin*	$51.4	$60.9
Average Volumes (k GPD)	1,535	1,410

●	Record quarterly revenue of $145.7 million, increasing $8.8 million from Q3 2020
●	Net loss was $0.5 million, as compared to the Q3 2020 net loss of $36.7 million
●	Operating Margin*(6) was over $60 million, representing 42% of revenue in Q4 2020, improving from 38% of revenue in Q3 2020
●	Average daily volumes sold in Q4 2020 were approximately 1.4 million GPD
●	In December 2020, issued $250.0 million of 6.75% senior secured notes, at a premium for net proceeds of $259 million
●	Issued 5,882,352 shares of Class A common stock and received proceeds of $290.8 million

*Operating Margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Please refer to our Q4 2020 Investor Presentation for further information about the following terms:

1) “Operational” with respect to a particular project means we expect gas to be made available within thirty (30) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational date. We cannot assure you if or when such projects will reach full commercial operations. Actual results could differ materially from the illustrations reflected in this presentation and there can be no assurance we will achieve our goals.
2) “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect or that each development will be completed or enter full commercial operations. There can be no assurance that we will be able to enter into the contracts required for the development of these facilities on commercially favorable terms or at all. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays, and these risks of delay are exacerbated by the COVID-19 pandemic. If we are unable to construct, commission and operate all of our facilities as expected, or, when and if constructed, they do not accomplish our goals, or if we experience delays or cost overruns in construction, our business, operating results, cash flows and liquidity could be materially and adversely affected.
3) “FID” means management has made an internal commitment to commit resources (including capital) to a particular project. Our management has not made an FID decision on certain projects as of the date of this press release, and there can be no assurance that we will be willing or able to make any such decision, based on a particular project’s time, resource, capital and financing requirements.
4) “Committed” means our expected volumes to be sold to customers under binding contracts, awards under requests for proposals, and the agreement being finalized in for our project in Southeast Asia as of the period specified in the press release. There can be no assurance that we will enter into binding agreements for the awards we have under requests for proposals or our project in Southeast Asia on a particular timeline or at all. Some, but not all, of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “Committed Volumes” are substantially in excess of such minimum volume commitments. Our near-term ability to sell these volumes is dependent on our customers’ continued willingness and ability to continue purchasing these volumes and to perform their obligations under their respective contracts. If any of our customers fails to continue to make such purchases or fails to perform its obligations under its contract, our operating results, cash flow and liquidity could be materially and adversely affected. References to Committed Volumes in the future and percentages of these volumes in the future should not be viewed as guidance or management’s view of the Company’s projected earnings, is not based on the Company’s historical operating results, which are limited, and does not purport to be an actual representation of our future economics.
5) “In Discussion” refers to potential customers (i) with whom we are in active negotiations, (ii) for whom there is a request for proposals or competitive bid process, or (iii) for whom we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer as of date of this press release. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some, but not all, of our contracts contain minimum volume commitments, and our expected sales to customers reflected in any volumes referenced is substantially in excess of potential minimum volume commitments. References to these volumes and percentages of these volumes should not be viewed as guidance or management’s view of the Company’s projected earnings, is not based on the Company’s historical operating results, which are limited, and does not purport to be an actual representation of our future economics.
6) “Operating Margin” means the sum of (i) Net income / (loss), (ii) Selling, general and administrative, (iii) Depreciation and amortization, (iv) Interest expense, (v) Other (income) expense, net (vi) Loss on extinguishment of debt, net, and (vii) Tax expense (benefit), each as reported on our financial statements. Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance, each as reported in our financial statements.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

Management will host a conference call on Tuesday, March 16, 2021 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Fourth Quarter 2020 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available after 11:00 A.M. on Tuesday, March 16, 2021 through 11:00 A.M. on Tuesday, March 23, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 2548857.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Non-GAAP Financial Measure
Operating Margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction, regasification and power generation operations. This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction, regasification and power generation operations, including our corporate SG&A, contract termination charges and loss on mitigation sales, loss on extinguishment of debt, net, and other expense.

As Operating Margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded. As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as to achieve optimal financial performance of our current liquefaction, regasification and power generation operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; our expected volumes for Committed and In Discussion Volumes; the expectation that we will continue to take advantage of low LNG prices and develop our Fast LNG project for long-term LNG pricing; our expectations regarding our growth opportunities and the full capacity of our existing infrastructure, the key markets we may enter, and our expectations regarding our Fast LNG project, green hydrogen investment and pilot projects. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that our development, construction or commissioning schedules will take longer than we expect, the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply, the risk that our expectations about the price at which we purchase LNG, the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, the risk that we may not develop our Fast LNG project on the timeline we expect or at all, or that we do not receive the benefits we expect from the Fast LNG project, risks that our operating or other costs will increase and our expected funding of projects may not be possible, the risk that the foregoing or other factors negatively impact our liquidity, the risk that our organic and inorganic growth opportunities do not materialize due to our inability to reach commercial arrangements on terms that are acceptable to us or at all, the risk that organic and inorganic growth opportunities do not offer the Operating Margin that we expect due to higher costs of LNG, higher costs of infrastructure for inorganic growth, competitive pressures on our pricing, or other factors, and the risk that our investment and pilot projects in green hydrogen do not advance NFE’s transition to zero emissions on the timeline we expect or at all. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

New Fortress Energy Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the three months ended September 30, 2020 and December 31, 2020
(in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	September 30, 2020	December 31, 2020
Revenues
Operating revenue	$83,863	$94,769
Other revenue	52,995	50,927
Total revenues	136,858	145,696

Operating expenses
Cost of sales	71,665	68,987
Operations and maintenance	13,802	15,796
Selling, general and administrative	30,849	32,869
Depreciation and amortization	9,489	10,013
Total operating expenses	125,805	127,665
Operating income	11,053	18,031
Interest expense	19,813	14,822
Other expense, net	2,569	826
Loss on extinguishment of debt, net	23,505	-
Loss before taxes	(34,834)	2,383
Tax expense	1,836	2,868
Net loss	(36,670)	(485)
Net loss attributable to non-controlling interest	312	655
Net (loss) income attributable to stockholders	$(36,358)	$170

Net (loss) income per share – basic and diluted	$(0.21)	$0.00

Weighted average number of shares outstanding – basic and diluted	170,074,532	170,855,679

Other comprehensive loss:
Net loss	$(36,670)	$(485)
Unrealized (gain) on currency translation adjustment	(971)	(883)
Comprehensive (loss) income	(35,699)	398
Comprehensive (income) attributable to non-controlling interest	(926)	(131)
Comprehensive (loss) income attributable to stockholders	$(36,625)	$267

Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)

We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, loss on mitigation sales, depreciation and amortization, interest expense, other expense (income), loss on extinguishment of debt, net and tax expense (benefit).

	For the three months ended,
	September 30, 2020	December 31, 2020
Net loss	$(36,670)	$(485)
Add:
Selling, general and administrative	30,849	32,869
Depreciation and amortization	9,489	10,013
Interest expense	19,813	14,822
Other expense, net	2,569	826
Loss on extinguishment of debt, net	23,505	-
Tax expense	1,836	2,868
Non-GAAP operating margin	$51,391	$60,913

New Fortress Energy Inc.
Consolidated Balance Sheets
As of December 31, 2020 and December 31, 2019
(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$601,522	$27,098
Restricted cash	12,814	30,966
Receivables, net of allowances of $98 and $0, respectively	76,544	49,890
Inventory	22,860	63,432
Prepaid expenses and other current assets, net	48,270	39,734
Total current assets	762,010	211,120

Restricted cash	15,000	34,971
Construction in progress	234,037	466,587
Property, plant and equipment, net	614,206	192,222
Right-of-use assets	141,347	-
Intangible assets, net	46,102	43,540
Finance leases, net	7,044	91,174
Deferred tax assets, net	2,315	34
Other non-current assets, net	86,030	84,166
Total assets	$1,908,091	$1,123,814

Liabilities
Current liabilities
Accounts payable	$21,331	$11,593
Accrued liabilities	90,352	54,943
Current lease liabilities	35,481	-
Due to affiliates	8,980	10,252
Other current liabilities	35,006	25,475
Total current liabilities	191,150	102,263

Long-term debt	1,239,561	619,057
Non-current lease liabilities	84,323	-
Deferred tax liabilities, net	2,330	241
Other long-term liabilities	15,641	14,929
Total liabilities	1,533,005	736,490

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 174.6 million issued and outstanding as of December 31, 2020	1,746	-
Class A shares, 0 shares issued and outstanding as of December 31, 2020; 23.6 million shares, issued and outstanding as of December 31, 2019	-	130,658
Class B shares, 0 shares issued and outstanding as of December 31, 2020; 144.3 million shares, issued and outstanding as of December 31, 2019	-	-
Additional paid-in capital	594,534	-
Accumulated deficit	(229,503)	(45,823)
Accumulated other comprehensive income (loss)	182	(30)
Total stockholders' equity attributable to NFE	366,959	84,805
Non-controlling interest	8,127	302,519
Total stockholders' equity	375,086	387,324
Total liabilities and stockholders' equity	$1,908,091	$1,123,814

New Fortress Energy Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the years ended December 31, 2020, 2019 and 2018
(in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2020	2019	2018
Revenues
Operating revenue	$318,311	$145,500	$96,906
Other revenue	133,339	43,625	15,395
Total revenues	451,650	189,125	112,301

Operating expenses
Cost of sales	278,767	183,359	95,742
Operations and maintenance	47,581	26,899	9,589
Selling, general and administrative	124,170	152,922	62,137
Contract termination charges and loss on mitigation sales	124,114	5,280	-
Depreciation and amortization	32,376	7,940	3,321
Total operating expenses	607,008	376,400	170,789
Operating loss	(155,358)	(187,275)	(58,488)
Interest expense	65,723	19,412	11,248
Other expense (income), net	5,005	(2,807)	(784)
Loss on extinguishment of debt, net	33,062	-	9,568
Loss before taxes	(259,148)	(203,880)	(78,520)
Tax expense (benefit)	4,817	439	(338)
Net loss	(263,965)	(204,319)	(78,182)
Net loss attributable to non-controlling interest	81,818	170,510	106
Net loss attributable to stockholders	$(182,147)	$(33,809)	$(78,076)

Net loss per share – basic and diluted	$(1.71)	$(1.62)

Weighted average number of shares outstanding – basic and diluted	106,654,918	20,862,555

Other comprehensive loss:
Net loss	$(263,965)	$(204,319)	$(78,182)
Unrealized (gain) loss on currency translation adjustment	(2,005)	219	-
Unrealized loss on available-for-sale investment	-	-	2,677
Comprehensive loss	(261,960)	(204,538)	(80,859)
Comprehensive loss attributable to non-controlling interest	80,025	170,699	106
Comprehensive loss attributable to stockholders	$(181,935)	$(33,839)	$(80,753)

New Fortress Energy Inc.
Consolidated Statements of Cash Flows
For the years ended December 31, 2020, 2019 and 2018
(in thousands of U.S. dollars)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net loss	$(263,965)	$(204,319)	$(78,182)
Adjustments for:
Amortization of deferred financing costs	10,519	5,873	4,023
Depreciation and amortization	33,303	8,641	4,034
Non-cash contract termination charges and loss on mitigation sales	19,114	2,622	-
Loss on extinguishment of debt and financing expenses	37,090	-	3,188
Deferred taxes	2,754	392	(345)
Share-based compensation	8,743	41,205	-
Other	4,341	1,247	439
Changes in operating assets and liabilities:
(Increase) in receivables	(26,795)	(19,754)	(9,516)
Decrease (Increase) in inventories	23,230	(50,345)	(4,807)
(Increase) in other assets	(35,927)	(39,344)	(28,338)
Decrease in right-of-use assets	41,452	-	-
Increase in accounts payable/accrued liabilities	55,514	3,036	12,232
(Decrease) Increase in amounts due to affiliates	(1,272)	5,771	2,390
(Decrease) in lease liabilities	(42,094)	-	-
Increase in other liabilities	8,427	10,714	1,655
Net cash used in operating activities	(125,566)	(234,261)	(93,227)

Cash flows from investing activities
Capital expenditures	(156,995)	(377,051)	(181,151)
Acquisition of consolidated subsidiary	-	-	(4,028)
Other investing activities	(636)	887	724
Net cash used in investing activities	(157,631)	(376,164)	(184,455)

Cash flows from financing activities
Proceeds from borrowings of debt	2,095,269	347,856	280,600
Payment of deferred financing costs	(36,499)	(8,259)	(14,026)
Repayment of debt	(1,490,002)	(5,000)	(76,520)
Proceeds from IPO	-	274,948	-
Proceeds from issuance of Class A common stock	291,992	-	-
Payments related to tax withholdings for share-based compensation	(6,413)	-	-
Payment of dividends	(33,742)	-	-
Capital contributed from Members	-	-	20,150
Collection of subscription receivable	-	-	50,000
Payment of stock issuance costs	(1,107)	(6,938)	-
Net cash provided by financing activities	819,498	602,607	260,204

Net increase (decrease) in cash, cash equivalents and restricted cash	536,301	(7,818)	(17,478)
Cash, cash equivalents and restricted cash – beginning of period	93,035	100,853	118,331
Cash, cash equivalents and restricted cash – end of period	$629,336	$93,035	$100,853

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$(12,786)	$(48,150)	$74,280
Cash paid for interest, net of capitalized interest	27,255	6,765	7,515
Cash paid for taxes	58	28	-